EXHIBIT 5.1

[Letterhead of McGuireWoods LLP]

January 20, 2012

Ferrellgas Partners, L.P.

7500 College Boulevard, Suite 1000

Overland Park, Kansas 66210

Re:                               Offering of Common Units

Ladies and Gentlemen:

We have acted as special counsel to Ferrellgas Partners, L.P., a Delaware limited partnership (the “Partnership”), in connection with (i) the issuance of 1,388,888 common units representing limited partner interests in the Partnership (the “FCI Securities”) to Ferrell Companies, Inc., a Delaware corporation, on January 17, 2012, and (ii) the issuance of 1,506,515 common units representing limited partner interests in the Partnership (the “ZLP Securities,” together with the FCI Securities, the “Securities”), pursuant to the purchase agreement dated January 19, 2012 (the “ZLP Purchase Agreement”), between the Partnership, on the one hand, and ZLP Fund, L.P., a Delaware limited partnership, and ZLP Master Opportunity Fund, Ltd., a Cayman Islands company, on the other hand, on January 19, 2012.

The FCI Securities were offered and sold pursuant to a prospectus supplement filed on January 17, 2012 (the “FCI Prospectus Supplement”), and the ZLP Securities were offered and sold pursuant to a prospectus supplement filed on January 19, 2012 (the “ZLP Prospectus Supplement”, together with the FCI Prospectus Supplement, the “Prospectus Supplements”) with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b), to a prospectus dated April 13, 2009 (such prospectus, as amended and supplemented by the Prospectus Supplements, the “Prospectus”), included in a Registration Statement on Form S-3 (Registration No. 333-157760) (as amended, the “Registration Statement”), which Registration Statement became effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, as amended (the “Securities Act”).  This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a)                                  the Registration Statement;

(b)                                 the Prospectus;

(c)                                  the FCI Prospectus Supplement;

(d)                                 the ZLP Prospectus Supplement; and

(e)                                  the ZLP Purchase Agreement.

In addition, we have examined and relied upon the following:

(i)                                     certificates (the “General Partner Certificates”) from officers of Ferrellgas, Inc., a Delaware corporation and general partner of the Partnership (the “General Partner”), certifying as to, among other things, (A) true and correct copies of the certificate of limited partnership and the limited partnership agreement of the Partnership; (B) true and correct copies of the certificate of incorporation and the bylaws of the General Partner; and (C) resolutions of the board of directors of the General Partner; and

(ii)                                  originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

As used herein, the following terms have the respective meanings set forth below:

“Applicable Law” means the Delaware Act, the General Corporation Law of the State of Delaware, which includes those statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and the relevant federal laws of the United States.

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following.

(a)                                  Factual Matters.  To the extent that we have reviewed and relied upon the General Partner Certificates, all of such certificates, representations and assurances are accurate with regard to factual matters.

(b)                                 Signatures.  The signatures of individuals signing the ZLP Purchase Agreement are genuine and authorized.

(c)                                  Authentic and Conforming Documents.  All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(d)                                 Legal Capacity of Certain Parties.  All parties to the ZLP Purchase Agreement are validly existing and in good standing in their respective jurisdictions of formation and have the capacity and full power and authority to execute, deliver and perform the ZLP Purchase Agreement, except that no such assumption is made as to the Partnership.  All individuals signing the ZLP Purchase Agreement have the legal capacity to execute such ZLP Purchase Agreement.

(e)                                  Authorization, Execution and Delivery of the ZLP Purchase Agreement by Certain Parties.  The ZLP Purchase Agreement has been duly authorized by all necessary corporate, limited liability company, partnership or other action on the part of the parties thereto and have been duly executed and delivered by such parties, except that no such assumption is made as to the Partnership.

(f)                                    Binding on Certain Parties.  The ZLP Purchase Agreement is a valid and binding obligation of the parties thereto, enforceable against the parties thereto in accordance with its terms, except that no such assumption is made as to the Partnership.

(g)                                 No Mutual Mistake, Amendments, etc.  There has not been any mutual mistake of fact, fraud, duress or undue influence in connection with the ZLP Purchase Agreement.  There are no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the ZLP Purchase Agreement.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinions that:

(a) the FCI Securities, when issued in accordance with the terms and provisions of the ZLP Purchase Agreement, and upon the Partnership’s receipt of the consideration set forth in the ZLP Purchase Agreement, will be duly authorized, validly issued, fully paid and non-assessable (except as non-assessability may be affected by certain provisions of the Delaware Act); and

(b) the ZLP Securities, upon the Partnership’s receipt of the consideration, will be duly authorized, validly issued, fully paid and non-assessable (except as non-assessability may be affected by certain provisions of the Delaware Act).

Matters Excluded from Our Opinions

We express no opinion with respect to any matter pertaining to the contents of the Registration Statement, the Prospectus or the Prospectus Supplements other than as expressly stated herein.

Qualifications and Limitations Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations:

(a)                                  Applicable Law.  Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.

(b)                                 Bankruptcy.  Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

(c)                                  Equitable Principles.  Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter.  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K of the Partnership dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to us in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are “experts,” within the meaning of that term as used in the Securities Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, the Prospectus or the Prospectus Supplements, including this opinion as an exhibit or otherwise.

The opinions set forth herein are made as of the date hereof, and we assume no obligation to supplement this opinion letter if any Applicable Laws change after the date hereof or if we become aware after the date hereof of any facts that might change the opinions expressed herein.  Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation.

Very truly yours,

/s/ McGuireWoods LLP